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                                                                    EXHIBIT 21.1


                            SILVERLEAF RESORTS, INC.
                            WHOLLY-OWNED SUBSIDIARIES


Silverleaf Travel, Inc., a Texas corporation
Silverleaf Berkshires, Inc., a Texas corporation
Silverleaf Resort Acquisitions, Inc., a Texas corporation
Database Research, Inc., a Texas corporation
Villages Land, Inc., a Texas corporation
Bull's Eye Marketing, Inc., a Delaware corporation
EStarCommunications, Inc., a Texas corporation